                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


                  This Agreement of Purchase and Sale of Assets (the "Agreement") is made as of April 18, 2000, by and between Saigene Corporation ("Buyer"), a Delaware corporation, having its principal office at 7126 180th Avenue NE, C104, Redmond, Washington 98052; Pacific Biometrics, Inc., a Delaware corporation ("Corporation"), having its principal office at 23120 Alicia Parkway, Suite 200, Mission Viejo, California 92692; and Pacific Biometrics, Inc., a Washington corporation ("Subsidiary"), having its principal office at 220 West Harrison Street, Seattle, Washington 98119. Corporation and Subsidiary are collectively referred to in this Agreement as "Selling Parties."


                                    RECITALS:


                  a. WHEREAS Corporation represents that it owns all of the outstanding stock of Subsidiary;

                  B. WHEREAS Buyer desires to purchase from Subsidiary and Subsidiary desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, substantially all the business and properties of the Subsidiary in exchange for the assumption of certain liabilities and the payment of other consideration, as more specifically stated herein;

                  C. WHEREAS Corporation desires that this transaction be consummated; and

                  D. WHEREAS Buyer, Corporation and Subsidiary have entered into a written Management Agreement, dated September 15, 1999, whereby Buyer has assumed control of Subsidiary's day-to-day business (a copy of said Management Agreement is attached hereto as Exhibit "1" and incorporated herein by this reference), and has advanced approximately Two Hundred Thousand Dollars ($200,000.00) to Subsidiary's business, as well as re-investing Buyer's share of profits under the Management Agreement, based on proof to be submitted prior to the Closing.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                    AGREEMENT


                                    ARTICLE I

                     Sale, Sales Price And Terms Of Payment


                  1.1 Sale and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Subsidiary agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Subsidiary, all the assets, properties, and business of Subsidiary of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located, including, without limitation, laboratory equipment, leasehold improvements, accounts receivable and contracts (including all warranties which Subsidiary possesses with respect to all of the foregoing), all of which are collectively referred to as the assets, except the Corporation's Salivasac device and Sweat Patch device (the "Products") and, subject to the limitations in Section 2.17, all inventory of Products, equipment used exclusively to manufacture the Products, and data, procedures and files relating exclusively to the Products; however, this exclusion shall not prohibit Buyer from collecting and testing sweat and saliva. The assets being transferred to Buyer are hereinafter referred to as the "Assets." With respect to the deposit of Seventy-Five Thousand Dollars ($75,000.00) paid by Subsidiary to its landlord as a security deposit for the leased premises, Subsidiary shall retain the right to receive said amount, together with any accrued interest, upon the expiration of the lease. It is anticipated that Buyer, in order to assume the lease, will need to pay an additional Twenty-Five Thousand Dollars ($25,000.00) to the landlord as additional security in order to bring the security deposit into compliance under the terms of the lease. In the event that Buyer does pay the landlord any monies to increase the amount of the security deposit, Buyer shall be entitled to receive such amount, together with any accrued interest, upon the expiration of the lease. Additionally, Buyer shall use its reasonable efforts to have the landlord segregate the monies paid by Buyer and Subsidiary into separate accounts and place Subsidiary's name on the account containing its portion of the security deposit.

                  1.2 Grant of License. Subject to the terms and conditions set forth in this Agreement, as part of the Assets being sold to Buyer, Selling Parties hereby grant a fully-paid, royalty free, worldwide license for the exclusive use of the name "Pacific Biometrics" and the initials "PBI" in the central laboratory and contract research industries.

                  1.3 Consideration from Buyer. As full payment for the sale and transfer of the Assets by Subsidiary to Buyer, Buyer shall pay to the Selling Parties a total purchase price (the "Purchase Price") for the Assets of Four Million Dollars ($4,000,000.00), which will consist of:

                        (a) Buyer assuming up to One Million Two Hundred Thousand Dollars ($1,200,000.00) in Subsidiary debt, calculated as of May 31, 2000. It is expressly understood and agreed that Buyer shall assume only those debts, liabilities, obligations and contracts listed in Exhibit "2" (the "Assumed Liabilities"). It is further expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of Subsidiary and/or Corporation of any kind and nature other than those specifically assumed by Buyer under this Section (the "Unassumed Liabilities");

                        (b) Buyer issuing to the Corporation's Preferred Shareholders a Promissory Note (the terms of which are described hereinbelow) in the principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000.00) in order to retire One Million Nine Hundred Thousand Dollars ($1,900,000.00) (subject to the offset discussed in paragraph (c) below) of Corporation's Preferred Stock and returning said retired shares to Corporation. The Promissory Note will pay interest only at the same rate and on the same terms as an equivalent amount of Preferred Shares until Buyer completes its initial public offering, at which time all of the principal and accrued interest of the Promissory Note will be due and payable;

                        (c) Taking a credit in the approximate amount of Two Hundred Thousand Dollars ($200,000.00) (subject to proof to be submitted to Selling Parties before the Closing) based upon the investment by Buyer into Subsidiary's business pursuant to the terms of the Management Agreement. In the event that the amount of Buyer's credit is less than Two Hundred Thousand Dollars ($200,000.00), the actual amount of the Promissory Note described in Subparagraph (b) above will be calculated by taking $1,900,000.00 of Preferred Shares of the Corporation and adding thereto one-half of the lesser amount owed to Buyer under the Management Agreement as of May 31, 2000. The other one-half shall be added to the cash payment due to Selling Parties pursuant to Subparagraph (d)(iii) below. For example, if the actual amount of the credit is $140,000.00, then the amount of the Promissory Note described in Subparagraph
(b) above would be $1,930,000.00, and the cash payment under Subparagraph
(d)(iii) would be $330,000.00. In the event that the amount of Buyer's credit is more than Two Hundred Thousand Dollars ($200,000.00), the actual amount of the Promissory Note described in Subparagraph (b) above will be calculated by taking $1,900,000.00 of Preferred Shares of the Corporation and subtracting therefrom one-half of the lesser amount owed to Buyer under the Management Agreement as of May 31, 2000. The other one-half shall be subtracted from the cash payment due to Selling Parties pursuant to Subparagraph (d)(iii) below. For example, if the actual amount of the credit is $240,000.00, then the amount of the Promissory Note would be $1,880,000.00, and the cash payment under Subparagraph (d)(iii) would be $280,000.00; and

                        (d) The remaining Seven Hundred Thousand Dollars ($700,000.00) will be payable in cash, subject to the offset in Subsection (iii) and also subject to the terms of Section 1.4, below. The cash portion of the Purchase Price will be payable as follows:

                            (i) Fifty Thousand Dollars ($50,000.00) upon
execution of this Agreement by the parties (which payment shall be non-refundable if, and only if, the Closing does not occur due to Buyer's failure or refusal to perform its obligations under this Agreement; however, in the event that the Closing does not occur due to Selling Parties' failure or refusal to perform their obligations under this Agreement, then said amount shall be refundable);

                            (ii) Three Hundred Fifty Thousand Dollars
($350,000.00) payable at the Closing;

                            (iii) The remaining Three Hundred Thousand Dollars
($300,000.00) payable after Corporation obtains the required approval from either its shareholders authorizing the sale of the Assets (and Corporation provides Buyer with an opinion of counsel in reasonably acceptable form confirming that Corporation has properly obtained the necessary approval of Corporation's shareholders required to approve this Agreement) or a bankruptcy court of competent jurisdiction. It is understood and agreed that, pursuant to
Section 3 of the Management Agreement, Selling Parties currently owe Buyer approximately Two Hundred Thousand Dollars ($200,000.00), subject to proof to be submitted prior to Closing, which Buyer has infused into the Subsidiary's laboratory business, which amount is subject to change, and that Buyer will, in accordance with Subparagraph (c) above, deduct or increase one-half (1/2) of the amount above or below $200,000.00 due as of May 31, 2000 (the other one-half (1/2) having been credited or deducted against the retirement of Preferred Stock in Subsection (b), above). Additionally, Buyer shall place the funds for this payment into escrow with Cadden, Fuller & Burkhalter, or another mutually acceptable escrow holder at Closing.

                  Simultaneous with each payment by Buyer under Subsection (d), Seller will provide Buyer with a Form UCC-1 (and a signed Security Agreement, if necessary) granting to Buyer a security interest in all of the assets of Subsidiary, which shall provide Buyer with collateral for the advances in the event Corporation's shareholders do not approve the sale of the Assets.

                  In the event that the aggregate amount of the Assumed Liabilities on May 31, 2000 are less than One Million Two Hundred Thousand Dollars ($1,200,000.00), then the cash portion of the Purchase Price payable under Subsection (d)(iii) above, shall be increased on a dollar-for-dollar basis so that the total Purchase Price shall equal Four Million Dollars ($4,000,000.00). For example, if the Assumed Liabilities equal One Million One Hundred Fifty Thousand Dollars ($1,150,000.00), then the amount of the cash payable under Subsection (d) shall be increased to Seven Hundred Fifty Thousand Dollars ($750,000.00), and the additional Fifty Thousand Dollars ($50,000.00) shall be added to the final payment under Subsection (d)(iii).

                  1.4 Control of Cash. It is understood and agreed that the cash portion of the Purchase Price paid by Buyer to the Selling Parties shall only be used by the Selling Parties to pay (a) approved third-party creditors of Corporation and its subsidiaries (i.e., not to pay accrued salaries of past or present Directors or the accrued interest on the Preferred Shares), (b) expenses required to get Corporation in compliance with the Securities and Exchange Commission, including repaying any advances made by the Corporation's Directors in furtherance of same, and (c) expenses incurred in the ordinary course of business. Only after all of these creditors and expenses have been paid may the Selling Parties pay other debts. It is further understood and agreed that the Fifty Thousand Dollars ($50,000.00) paid to Selling Parties under Section 1.3(d)(i) shall be used exclusively to pay expenses required to get Corporation in compliance with the Securities and Exchange Commission.

                  1.5 Excise And Property Taxes. Subsidiary shall pay all sales and use taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the effective date of the Management Agreement, of state and local real and personal property taxes of the business. Buyer shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the effective date of the Management Agreement.



                                   ARTICLE II

                 Selling Parties' Representations And Warranties

                  The parties acknowledge that Buyer has had operational control of Subsidiary's laboratory business since September 15, 1999, pursuant to the Management Agreement and, as a consequence, Buyer will be preparing all of the schedules and exhibits relating to Subsidiary, and will use appropriate due diligence in preparing same. All schedules prepared by Buyer are presumed accurate by Seller and may not be verified by Seller. Buyer will not hold Seller responsible for any error made by Buyer on any Schedule to the extent Buyer either had actual knowledge of the correct facts or, in its capacity as Manager under the Management Agreement, reasonably should have known of the correct facts; provided, however, that Buyer is not responsible for knowing facts or the contents of documents which have been withheld from Buyer.

                  2.1 Organization, Standing, and Qualification of Subsidiary. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of Washington, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do intrastate business and is in good standing in each jurisdiction in which its ownership or leasing of its properties or the conduct of its business requires such qualification.

                  2.2 Financial Statements. Exhibit "3" to this Agreement sets forth the unaudited Financial Statements of Subsidiary as of May 31, 2000 (the "Financial Statements"). The Financial Statements fairly present the assets and liabilities of Subsidiary as of the date thereof and for the period covered thereby, and are prepared on a consistent basis throughout the period covered thereby and in accordance with generally accepted accounting principles.

                  2.3 Absence of Specified Changes. Since the date of the Financial Statements referred to in Section 2.2, (excluding any acts done by, transactions entered into by, or other events known to Buyer) to the knowledge of Selling Parties, there has not been any of the following changes which would affect the assets or liabilities of Subsidiary:

                        (a) Transaction by Subsidiary except in the ordinary course of business as conducted on that date;

                        (b) Material adverse change in the financial condition, liabilities, assets, business, or prospects of Subsidiary;

                        (c) Destruction, damage to, or loss of any asset of Subsidiary (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of Subsidiary;

                        (d) Other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of Subsidiary;

                        (e) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Corporation or Subsidiary;

                        (f) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Subsidiary, or any direct or indirect redemption, purchase, or other acquisition by Subsidiary of any of its shares of capital stock;

                        (g) Increase in the salary or other compensation payable or to become payable by Subsidiary to any of its officers, directors, or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Subsidiary, of a bonus or other additional salary or compensation to any such person;

                        (h) Sale or transfer of any asset of Subsidiary except in the ordinary course of business;

                        (i) Amendment or termination of any contract, agreement, or license to which the Subsidiary is a party, except in the ordinary course of business;

                        (j) Loan by Subsidiary to any person or entity, or guaranty by Corporation or Subsidiary of any loan;

                        (k) Mortgage, pledge, or other encumbrance of any asset of Subsidiary;

                        (l) Waiver or release of any right or claim of Subsidiary, except in the ordinary course of business;

                        (m) Issuance or sale by Subsidiary of any shares of its capital stock of any class, or of any other of its securities; or

                        (n) Agreement by Corporation or Subsidiary to do any of the things described in the preceding clauses (a) through (m).

                  2.4 Debts, Obligations, and Liabilities. Exhibit "4" to this Agreement contains a true and complete schedule of all monetary liabilities and obligations of Subsidiary. Subsidiary does not have any monetary debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not set forth in Exhibit "4." Nothing in this Section is intended to refer to written contracts for laboratory services to be performed by Subsidiary.

                  2.5 Tax Returns and Audits. Except for taxes and tax returns for the last Two (2) fiscal years, within the times and in the manner prescribed by law, Subsidiary has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by Subsidiary. Subsidiary has never filed, and will not file on or before the Closing Date, any consent under ss. 341(f) of the Internal Revenue Code. Furthermore, Subsidiary agrees that it will use proceeds from the cash portion of the Purchase Price to file all of its outstanding tax returns and pay all of its outstanding taxes.

                  2.6 Real Property. Exhibit "5" contains the lease for the Subsidiary's laboratory in Seattle, Washington. Seller defers to Buyer to determine the willingness of the landlord to assign the lease to Buyer and, if so, on what terms.

                  2.7 Hazardous Materials. Prior to the date on which Buyer took control of Subsidiary's laboratory, except as set forth in Exhibit "6" to this Agreement, the Selling Parties have no knowledge of any hazardous waste liabilities of the business as encompassed in 42 U.S.C. ss.ss. 9601, et seq. or any other relevant statute, nor do the premises of the business contain any underground storage tanks, asbestos building materials, or any other hazardous substances that require or may require removal or other remedial attention.

                  2.8 Inventory. Selling Parties own the inventories of raw materials, work in progress, and finished goods (collectively called "Inventories") of the business. No items included in the Inventories have been pledged as collateral (except as reflected in UCC-1 Financing Statements recorded on or before the date of this Agreement) or are held by Subsidiary on consignment from others.

                  2.9 Other Tangible Personal Property. Exhibit "7" to this Agreement (which has been prepared by Buyer) is a complete and accurate schedule (prepared by Buyer) describing all machinery, equipment, furniture, tools, laboratory equipment, drawings, and all other tangible personal property owned by, in the possession of, or used by Subsidiary in connection with its business, except inventories of raw materials, work in progress, and finished goods.

                  2.10 Accounts Receivable. Pursuant to the Management Agreement, Buyer is entitled to receive all monies on all accounts receivable of Subsidiary until the Management Agreement is terminated, and Buyer is purchasing the accounts receivable as part of the Assets. Exhibit "8" to this Agreement (which has been prepared by Buyer) is a complete and accurate schedule of the accounts receivable of Subsidiary as of May 31, 2000. Notwithstanding the foregoing, Buyer is not acquiring, and Selling Parties shall retain, any accounts receivable or portion thereof which are directly attributable to the sale of the Products. For contracts which require both the performance of services and the sale or use of the Products, Subsidiary shall be entitled to Three Dollars ($3.00) for each Sweat Patch used or sold under the contract, and Four Dollars ($4.00) for each Salivasac used or sold under the contract, and Buyer shall retain the remainder of the funds.

                  2.11 Trade Names, Trademarks, Service Marks and Copyrights. Exhibit "9" to this Agreement (which has been prepared by Buyer) is a schedule of all trade names, trademarks, service marks, and copyrights (including, without limitation, the name "Pacific Biometrics," the initials "PBI" and its logo) owned by Subsidiary or in which it has any rights or licenses, together with a brief description of each. Subsidiary has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. Except as set forth in Exhibit "9," Subsidiary is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. Subsidiary owns or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for its business as now conducted by it (including, without limitation, those listed in Exhibit "9"), and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. Following the Closing, Buyer will continue to use the name "Pacific Biometrics" and the abbreviation "PBI" without further compensation to Corporation or Subsidiary.

                  2.12 Trade Secrets. Exhibit "10" to this Agreement (which has been prepared by Buyer) is a true and complete list, without extensive or revealing descriptions, of Subsidiary's trade secrets, including all customer lists, processes, know-how, computer programs and routines and other technical data. The specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures, and other material relating to it, is also set forth with it in that Exhibit. Each trade secret's documentation is current, accurate, and sufficient in detail and without reliance on the special knowledge or memory of others.

                  Subsidiary is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Exhibit "10." Subsidiary has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; any of their employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to Subsidiary and not to be divulged or misused.

                  All these trade secrets are presently valid and protectable, and are not part of the public knowledge or literature, nor to Selling Parties' knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Subsidiary. However, Buyer shall be responsible for all confidentiality agreements executed by Subsidiary's employee's after the effective date of the Management Agreement, as well as the effect of Buyer's failure to have Subsidiary's employees execute Confidentiality Agreements.

                  2.13 Other Intangible Property. A true and complete list of all intangible assets, other than those specifically referred to elsewhere in this Agreement, and the locations of certificates or other evidences of title to these assets is set forth in Exhibit "11" to this Agreement (which has been prepared by Buyer).

                  2.14 Title to Assets. Except as set forth in Exhibit "12," (which has been prepared by Buyer), Subsidiary has good and indefeasible title to all its assets and interests in assets, whether real, personal, mixed, tangible, and intangible, that constitute all the assets and interests in assets that are used in the business of Subsidiary. Except as set forth in Exhibit "12," all these assets are free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of mortgages, liens, pledges, charges, security interests, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions. Subsidiary is in possession of all premises leased to it from others. No shareholder, officer, director, or employee of Corporation or Subsidiary, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by, or leased to, Subsidiary or any copyrights, patents, trademarks, trade names, or trade secrets licensed by Subsidiary. Subsidiary does not occupy any real property in violation of any law, regulation, or decree.

                  2.15 Employment Contracts. Exhibit "13" to this Agreement (which has been prepared by Buyer) is a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Subsidiary is a party or by which Subsidiary is bound; all these contracts and arrangements are in full force and effect, and neither Corporation, Subsidiary, nor any other party is in default under them. Except as set forth in Exhibit "13," there have been no claims of defaults and, to the best knowledge of Selling Parties, there are no facts or conditions that, if continued, or on notice, will result in a default under these contracts or arrangements. Except as set forth in Exhibit "13"(and except for compensation due for the most recent pay period), all employees are paid in full.

                  2.16 Insurance Policies. Exhibit "14" to this Agreement (which has been prepared by Buyer) is a description of all insurance policies held by Corporation or Subsidiary concerning Subsidiary's businesses and properties. All these policies are in the respective principal amounts set forth in Exhibit "14."

                  2.17 Other Contracts. Except as set forth in Exhibit "15" (which has been prepared by Buyer), Subsidiary is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement, any output or requirements agreement, or any agreement not entered into in the ordinary course of business. There is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of these agreements. Neither Corporation nor Subsidiary has received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Neither Corporation nor Subsidiary is a party to, nor is either or the property of either bound by any agreement that is materially adverse to the businesses, properties, or financial condition of Subsidiary. Corporation and/or Subsidiary is the recipient of an SBIR research grant from the National Institute of Health ("NIH") to conduct research involving the Products, which research is ongoing (and is currently being performed by Buyer as Manager of Subsidiary) and Buyer will continue to perform the remainder of the research through completion, including the submission of any required reports (a copy of which shall also be provided to Corporation). If possible, Buyer shall attempt to complete said report by the Closing.

                  2.18 Compliance With Laws. Except as set forth in Exhibit "16" (which has been prepared by Buyer), at all times prior to the date that Buyer took over control of Subsidiary's laboratory under the Management Agreement, Subsidiary has complied with, and was not in violation of, applicable federal, state, or local statutes, laws and regulations affecting the operation of its business.

                  2.19 Pending Litigation. Except as set forth in Exhibit "17" (which has been prepared by Buyer) there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending, or, to the best knowledge of Corporation or Subsidiary, threatened against or affecting Subsidiary, or its business, assets or financial condition. Selling Parties have furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Exhibit "17." Except as set forth in Exhibit "17," neither Corporation nor Subsidiary is in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in Exhibit "17" Subsidiary is not presently engaged in any legal action to recover money due it or damages sustained by it.

                  2.20 Agreement Will Not Cause Breach or Violation of Preexisting Arrangements. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Corporation or Subsidiary, or any judgment, order, decree, statute, law, or regulation applicable to Subsidiary, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Corporation or Subsidiary is a party or by which any of them or the property of any of them is bound; (2) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation or Subsidiary; or (3) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Subsidiary.

                  2.21 Authority and Consent to Transfer Assets. The execution and delivery of this Agreement by Corporation and Subsidiary have been duly authorized by their respective boards of directors. Selling Parties have the right, power, legal capacity, and authority to enter into and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than Selling Parties are necessary in connection with it.

                  2.22 No Liability for Compensation of Officers and Directors. Buyer shall not assume nor be liable for any compensation owed by Selling Parties to their respective Officers and Directors except such officers, if any, that are employed on a full time basis and work on a full time basis at the Subsidiary's laboratory in Seattle, Washington.

                  2.23 Statement of Full Disclosure. None of the representations and warranties made by Corporation or Subsidiary, or made in any certificate or memorandum furnished or to be furnished by any of them, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading. Selling Parties represent and warrant that they have made available to Buyer all documents, agreements and other instruments that materially affect Subsidiary, regardless of where such documents are located.



                                   ARTICLE III

                     Buyer's Representations And Warranties

                  3.1 Organization, Standing, and Qualification of Buyer. Buyer represents and warrants that Buyer is a corporation duly organized, existing, and in good standing under the laws of Delaware, and that Buyer is authorized to do business in the State of Washington and the State of California.

                  3.2 Authority and Consent to Enter Agreement. The execution and delivery of this Agreement and the consummation of this transaction by Buyer has been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

                  3.3 Obligations Created by Buyer. Upon the Closing, any and all obligations of the Subsidiary which were created or entered into by Buyer on behalf of Subsidiary after the effective date of the Management Agreement shall be the sole obligation of Buyer.

                  3.4 Cooperation. Buyer will cooperate with Selling Parties and provide any reasonable assistance required by Selling Parties to get in compliance with the Securities and Exchange Commission, file Subsidiary's taxes, perform any necessary audits, or other similar acts required to be performed by Selling Parties under this Agreement. However, in cooperating with and providing assistance to Selling Parties, Buyer shall not be required to incur any out-of-pocket expenses, nor shall Buyer to be required to provide its personnel (or the personnel of Subsidiary, to the extent that Buyer is paying their wages) for use by Selling Parties for any unreasonable amount of time or for any task that is not specifically related to the performance of Selling Parties' acts required under this Agreement.

                  3.5 Silicon Valley Bank Lien. Buyer is aware of a first lien and a second lien on all of the assets of Corporation and Subsidiary held by Silicon Valley Bank (under its receivable financing) and TransAmerica, respectively, and Buyer takes the Assets subject to these liens and assumes responsibility for said liens. As soon as practicable after the Closing, Buyer will use its commercially best efforts to negotiate with Silicon Valley Bank and TransAmerica to release their respective liens on the tangible and intangible assets not being purchased by Buyer (e.g., the intellectual property related to the Products and the equipment used exclusively to manufacture the Products).

                                   ARTICLE IV

                   Selling Parties' Obligations Before Closing

                  4.1 Extension of Management Agreement. The Term of the Management Agreement is extended through the earlier of: (i) June 15, 2000; or
(b) the Closing; and during the extended term of the Management Agreement, Buyer shall continue to have complete control of the operations of Subsidiary's business through said date. Selling Parties and their officers and directors will not take any action to interfere with Buyer's sole and exclusive rights to operate the Subsidiary's business pursuant to the terms of the Management Agreement. Selling Parties and their officers and directors will not do anything to affect Subsidiary's business or the Assets without the prior written consent of Buyer.

                  4.2 Representations And Warranties True At Closing. All representations and warranties of Selling Parties set forth in this Agreement and in any written statements delivered to Buyer by Selling Parties under this Agreement will also be true and correct as of the Closing Date as if made on that date.

                  4.3 Corporate And Shareholder Approvals. As soon as reasonably practical following the execution of this Agreement by the Corporation and the Subsidiary, Corporation will cause a meeting of its shareholders to be called for the purpose of authorizing and approving this Agreement with Buyer, and the Corporation's Board of Directors will recommend approval of this Agreement. Any and all costs associated with said meeting shall be borne by Corporation.

                  4.4 Sales And Use Tax On Prior Sales. Subsidiary agrees to cooperate with Buyer and provide any necessary data that Buyer may need to obtain a Clearance Certificate from the Washington tax authorities and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Subsidiary accruing before the effective date of the Management Agreement have been fully satisfied or provided for, including, if required, paying any taxes, interest or penalties due and any fees incurred by Buyer in obtaining said certificates.



                                    ARTICLE V

                   Conditions Precedent To Buyer's Performance

                  5.1 Conditions Precedent. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out in Sections 5.2 through 5.7. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Corporation or Subsidiary shall be in default of any of their representations, warranties, or covenants under this Agreement.

                  5.2 Accuracy Of Selling Parties' Representations And Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by each of the Selling Parties in this Agreement or in any written statement that shall be delivered to Buyer by any of them under this Agreement shall be true on and as of the Closing Date as though made at that time.

                  5.3 Selling Parties' Performance. Selling Parties shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

                  5.4 Opinion of Selling Parties' Counsel. Buyer shall have received from counsel for Selling Parties, an opinion dated the Closing Date, in form and substance satisfactory to Buyer and its counsel and similar to that in Exhibit "18" hereto, that:

                        (a) Corporation and Subsidiary are corporations duly organized and validly existing and in good standing under the laws of Delaware and Washington, respectively, and each has all necessary corporate power to own its properties as now owned and operate their respective businesses as now operated;

                        (b) This Agreement has been duly and validly authorized (except by Corporation's shareholders) and, when executed and delivered by all Parties, will be legal, valid and binding on each of the Selling Parties and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                        (c) Except as set forth in Exhibit "17" to this Agreement, such counsel does not know of any suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation pending or threatened against or affecting the Assets or business of Subsidiary;

                        (d) Neither the execution nor delivery of this Agreement nor the consummation of the transaction contemplated in this Agreement, will constitute

                            (i) A default or an event that would with notice or
lapse of time or both constitute a default under or violation or breach of Corporation's or Subsidiary's Articles of Incorporation, Bylaws, or any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which any of Selling Parties is a party, or by which they or the properties of Corporation or Subsidiary may be bound, or

                            (ii) A violation or contravention of (1) any
governmental statute, rule or regulation applicable to any of the Selling Parties or (2) any order, writ, judgment, injunction, decree, determination or award which has been entered against any of the Selling Parties; or

                        (iii) An event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Corporation or Subsidiary, or

                        (iv) An event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Corporation or Subsidiary;

                  (e) Subsidiary has good and marketable title to all its assets and properties, including those described in the Exhibits to this Agreement, free and clear of all liens, encumbrances, equities, conditional sales contracts, security interests, charges, and restrictions, except as set forth in this Agreement or its Exhibits, and any other exceptions, defects, and qualifications that do not, in such counsel's opinion, materially affect the title of Subsidiary to its assets and properties or its right to use these assets and properties in the conduct of its business. In rendering their opinion, counsel for Selling Parties may rely on certificates of officers and directors of Corporation, Subsidiary, and Buyer as to factual matters, and opinions of associate counsel approved by Buyer.

                  5.5 Absence of litigation. No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transaction contemplated by this Agreement or to its consummation shall have been instituted or threatened on or before the Closing Date.

                  5.6 Department Of Employment Release. Buyer shall have received a certificate or release from the Washington Employment Development Department stating that, as of a date not more than Twenty (20) days before the Closing Date, no contributions, interest, or penalties are due that department from Subsidiary. Buyer shall be responsible for attempting to obtain such certificate or release, and Selling Parties agree to cooperate with Buyer and provide any necessary data that Buyer may need to obtain same including, if required, paying any taxes, interest or penalties due and any fees incurred by Buyer in obtaining said certificates.

                  5.7 Sales and Use Tax Release. Subject to the conditions stated in Section 4.4, Buyer shall have received a Clearance Certificate from the Washington tax authorities and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Subsidiary accruing before the effective date of the Management Agreement have been fully satisfied or provided for.

                                   ARTICLE VI

              Conditions Precedent To Selling Parties' Performance


                  6.1 Conditions Precedent. The obligations of Subsidiary to sell and transfer the assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions:

                        (a) Accuracy Of Buyer's Representations And Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

                        (b) Buyer's Performance. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

                        (c) Buyer's Corporate Approval. The board of directors of Buyer shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.



                                   ARTICLE VII

                                   The Closing

                  7.1 Time And Place Of Closing. The transfer of the assets by Subsidiary to Buyer (the "Closing") shall take place at 16902 Via Cuesta Verde, Rancho Santa Fe, California 92067 at 3:00 o'clock local time, on June 15, 2000 (the "Closing Date"), or at such sooner time as the Parties may agree to in writing.

                  7.2 Parties' Obligations At Closing. At the Closing, the parties will exchange the following documents and other things:

                        (a) Selling Parties will provide Buyer with a Bill of Sale (in a form provided by Buyer) signed by Subsidiary and, if necessary, the Corporation, for all tangible assets being transferred to Buyer pursuant to this Agreement;

                        (b) Selling Parties will provide Buyer with Assignments (in a form provided by Buyer) signed by Subsidiary and, if necessary, the Corporation to assign all of Subsidiary's leaseholds pursuant to this Agreement;

                        (c) Selling Parties will provide Buyer with any other required Instruments (in a form provided by Buyer) signed by Subsidiary and, if necessary, the Corporation necessary to assign or transfer all other property subject to this Agreement to

Buyer;

                        (d) Selling Parties will provide Buyer with
$1,900,000.00 (subject to adjustment pursuant to Section 1.3(b)) of Corporation's outstanding Preferred Shares together with duly executed stock powers (in a form provided by Buyer), which shall immediately thereafter be delivered by Buyer to Corporation;

                        (e) Buyer shall pay to Corporation $350,000.00 of the Purchase Price pursuant to Section 1.3(d)(ii), and concurrently therewith Selling Parties will deliver to Buyer a UCC-1 and a Security Agreement (in a form provided by Buyer) signed by Subsidiary and, if necessary, the Corporation in accordance with Section 1.3(d);

                        (f) Selling Parties will deliver to Buyer any Assets and all books and records that are the subject of this Agreement from any location outside of the laboratory in Seattle, Washington.

                        (g) Buyer will deliver to Selling Parties executed instruments of assumption of only those liabilities of Subsidiary and Corporation listed in Exhibit "2."

                  7.3 Exchange of Documents. In order to expedite the Closing, at least Five (5) business days prior to the Closing Date, the parties will exchange copies of all of the documents and other things (except for cash) that are to be exchanged at the Closing.



                                  ARTICLE VIII

                            Obligations After Closing

                  8.1 Selling Parties' Indemnity. The following provisions of this Section 8.1 shall apply to the following situations: (1) in any action, suit, proceeding, demand or other assertion of liability or wrongdoing instituted or maintained by a creditor or purported creditor of Selling Parties against any Buyer Indemnities (as defined below), Subsection (a) shall apply;
(2) in any action, suit, proceeding, demand or other assertion of liability or wrongdoing instituted or maintained by a shareholder of Corporation or any other non-creditor third party against Buyer Indemnity (as defined below), Subsection
(b) shall apply.

                        (a) Creditor Claims. Subsidiary, Corporation and Corporation's Preferred Shareholders shall each indemnify, defend, and hold harmless Buyer and its Officers, Directors, financial advisors (including investment bankers, underwriters and certified public accountants, attorneys, employees and agents) (all of whom are collectively referred to as "Buyer Indemnities") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, fines and reasonable attorneys' fees (collectively referred to as "Claims"), that Buyer shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Selling Parties to perform any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Selling Parties under this Agreement or arise, result from, or relate to any bankruptcy proceeding instituted by or against any of the Selling Parties including, without limitation, any recovery of the Assets, or any of them, as a preference under the Bankruptcy Code. In the event that Subsidiary, Corporation and/or Corporation's Preferred Shareholders defend the Buyer Indemnities under this Subsection (a), then they shall have the right to direct and control the defense, and Buyer Indemnities shall not be entitled to any attorneys' fees related to such defense.

                        (b) Shareholder Claims and Third Party Claims. Subsidiary and Corporation shall each indemnify, defend, and hold harmless Buyer Indemnities, and Corporation's Preferred Shareholders shall hold Buyer Indemnities harmless against and in respect of any and all Claims that Buyer shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Selling Parties to perform any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Selling Parties under this Agreement or arise, result from, or relate to any bankruptcy proceeding instituted by or against any of the Selling Parties including, without limitation, any recovery of the Assets, or any of them, as a preference under the Bankruptcy Code.

                  8.2 Buyer's Indemnity. Buyer shall indemnify, defend, and hold harmless Subsidiary, Corporation and Corporation's Preferred Shareholders and its Officers, Directors, financial advisors (including investment bankers, underwriters and certified public accountants), attorneys, employees and agents (hereinafter collectively referred to as the "Sellers") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that Sellers shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this Agreement or arise, result from, or relate to any bankruptcy proceeding instituted by or against Buyer.

                  8.3 Mutual General Release. Except for the obligations and liabilities set forth herein, the parties, for themselves and for their respective agents, employees, Officers, Directors, shareholders, attorneys, representatives, affiliated entities, successors and assigns, hereby release and discharge all of the other parties to this Agreement, and their respective agents, employees, Officers, Directors, shareholders, attorneys, representatives, affiliated entities, successors and assigns, from any and all claims that they have or believe they may have against any of the parties to this Agreement that is related to or arises from any transactions, dealings or occurrences between any of the parties prior to the date of execution of this Agreement. The Parties specifically waive all rights under Section 1542 of the California Civil Code, which provides as follows:

                  [Certain claims not affected by general release]. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  8.4   Noncompetition Provision

                        (a) Subsidiary, Corporation, any subsidiaries and/or affiliated entities of Subsidiary and Corporation, and any shareholder thereof owing more than Ten percent (10%) of the outstanding shares of any or all of the foregoing (collectively referred to as "PBI Affiliates") each agree that they will not at any time within the 5-year period immediately following the Closing Date, directly or indirectly, engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity which activity is the same as, similar to, or competitive with any activity now engaged in by Subsidiary in any market or geographic location where Buyer or Subsidiary was doing business within the Five (5) years prior to the Closing Date, nor shall the PBI Affiliates, or any of them, solicit, or attempt to solicit, any employees or customers of Buyer or the PBI Affiliates for Five
(5) years following the Closing Date.

                        (b) The Parties intend that the covenants contained in the preceding portion of this Section shall be construed as a series of separate covenants, one for each county and city specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding Section. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section, such unenforceable covenant shall be deemed limited or, at the option of Buyer, eliminated from these provisions for the purpose of those proceedings, to the extent necessary to permit the limited or remaining covenants to be enforced.

                        (c) PBI Affiliates, and each of them, further agree not to divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of Subsidiary, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data. PBI Affiliates, and each of them, acknowledge and agree that any information or data it has acquired on any of these matters or items was received in confidence and as a fiduciary of Subsidiary.

                        (d) Nothing in this Section 8.4 shall act to prohibit Selling Parties from performing clinical trials or laboratory work for Selling Parties' Products, nor prohibit the sale of such Products to companies which may compete with Buyer or Subsidiary or which may be customers or potential customers of Buyer or Subsidiary.

                                   ARTICLE IX

                           Publicizing The Transaction

                  9.1 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Selling Parties. None of the parties shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld. Notwithstanding the foregoing, either party shall be entitled to submit any information, without the prior approval of the other party, reasonably required by any governmental agency (e.g., the Securities and Exchange Commission, Internal Revenue Service, etc.), and Buyer shall have the right to provide notice to its customers, investors, and financial advisors regarding the terms of this Agreement without the prior approval of Selling Parties.



                                    ARTICLE X

                            Costs Of The Transaction

                  10.1   Finder's Or Broker's Fees. Each of the Parties
                        represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Selling Parties and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense (including, without limitation, attorneys' fees and costs) incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

                  10.2 Expenses And Escrow Costs. Each of the parties shall pay their own costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.



                                   ARTICLE XI

                                  Miscellaneous

                  11.1 Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  11.2 Integration; Modification; Waiver. This Agreement, including all exhibits (all of which are incorporated into the Agreement), constitutes and contains the entire agreement and understanding concerning the subject matter between the parties, sets forth all inducements made by any party to any other party with respect to any of the subject matter, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements or agreements, whether written or oral. Each of the parties acknowledges to each of the other parties that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement, and each of the parties acknowledges that it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  11.3 Counterparts; Fax Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed using facsimile signatures, each of which shall be deemed an original.

                  11.4 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

                  11.5 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

                  11.6 Arbitration. All controversies arising out of or relating to this Agreement or any related instruments shall be resolved exclusively by submission to final and binding arbitration at the offices of JAMS/Endispute in Orange County, California. The final decision of the arbitrator shall be binding on the parties and shall not be subject to appellate review. In any arbitration proceedings, the parties shall be entitled to employ all methods of discovery permitted to litigants in a civil lawsuit under the 1986 Discovery Act. Notwithstanding the foregoing, the parties shall be entitled to obtain equitable relief, such as by temporary restraining order or injunction, in State or Federal Court to prevent any violation of any of the covenants, conditions or provisions contained in this Agreement. Such remedies shall be in addition to all other remedies available to the parties including, but not limited to, the right to recover any and all monetary damages that may be sustained as a result of another party's breach.

                  11.7 Specific Performance and Waiver of Rescission Rights. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it, he or she, may have to rescind this Agreement or the transaction consummated by it; provided, however, this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under the law.

                  11.8 Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' and accountants' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  11.9 Defaults Permitting Termination. If either Buyers or Selling Parties materially default in the due and timely performance of any of its or their warranties, covenants, or agreements under this Agreement, the nondefaulting party or parties may on the Closing Date give notice of termination of this Agreement, in the manner provided in Section 11.11. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective Two (2) calendar days after the Closing Date, unless the specified default or defaults have been cured on or before this effective date for termination.

                  11.10 Survival of Representations and Obligations. All statements contained in any instrument, certificate, Financial Statement, opinion or other writings shall be deemed to be representations and warranties under this Agreement. The representations, warranties and indemnities made by the parties under this Agreement, or in the instruments, certificates, Financial Statements, opinions or other writings provided for in the covenants and agreements to be performed or complied with by the respective parties under it before or after the Closing Date, shall be deemed to be continuing and shall survive the Closing.

                  11.11 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service, if served personally on the party to whom notice is to be given; (ii) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid; or (iii) One (1) business day after (a) deposit with a nationally recognized overnight courier, or (b) transmission by telecopy or similar means, if a copy of the notice is also sent via first class mail, registered or certified, postage prepaid or by overnight courier, provided that a transmission report is generated reflecting the accurate transmission of the notice. All notices, requests, demands, and other communications must be addressed as follows:

                  To Selling Parties at:    Mr. Paul Kanan
                                            Pacific Biometrics, Inc.
                                            23120 Alicia Parkway
                                            Suite 200
                                            Mission Viejo, California 92692

                  With Copy To:             Terry M. Giles, Esq.
                                            16902 Via Cuesta Verde
                                            Rancho Santa Fe, California 92067

                  To Buyers at:             Mr. Ronald R. Helm
                                            Saigene Corporation
                                            7126 180th Avenue NE, Suite C104
                                            Redmond, Washington  98052

                  With Copy To:             Cadden, Fuller & Burkhalter LLP
                                            ATTN: Alton G. Burkhalter, Esq.
                                            2030 Main Street, Suite 1500
                                            Irvine, California 92614

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

                  11.12 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  11.13 Severability. In the event that any provision of this Agreement is deemed invalid, illegal, or unenforceable, all other provisions of the Agreement which are not affected by such invalidity, illegality or unenforceability, shall remain in full force and effect. Further, the parties hereby agree that if any such provision is deemed invalid, illegal or unenforceable, that provision shall be limited or eliminated in scope, power or effect to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  11.14 Cumulative Rights and Remedies. The rights and remedies in this Agreement shall be cumulative, and in addition to, any duties, obligations, rights and remedies otherwise provided by law.

                  11.15 Authority. The undersigned individuals execute this Agreement on behalf of the respective parties, and represent that they are authorized to enter into and execute this Agreement on behalf of such parties.

                  11.16 Further Assurances. The parties agree to execute all instruments and documents of further assurance and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated herein.

                  11.17 Time of the Essence. All times stated in this Agreement are of the essence.

                  11.18 Advice of Counsel. Each party acknowledges and agrees that it has given mature and careful thought to this Agreement and that it has been given the opportunity to independently review this Agreement with its own independent legal counsel.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                 SELLING PARTIES

                                 Pacific Biometrics, Inc., a Delaware
                                    corporation


                                 By:
                                     ---------------------------------------
                                     Paul Kanan
                                     Its: President



                                 By:
                                     ---------------------------------------
                                     Its: Director



                                 By:
                                     ---------------------------------------
                                     Terry M. Giles, on behalf of all Preferred
                                     Shareholders and as a 10% Common
                                     Shareholder



                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

                                 Pacific Biometrics, Inc., a Washington
                                    corporation


                                 By:
                                     ---------------------------------------



                                 By:
                                     ---------------------------------------
                                     Paul Kanan
                                     Its: Chief Executive Officer



                                 By:
                                     ---------------------------------------
                                     Terry M. Giles
                                     Its: Director



                                      BUYER

                                      Saigene Corporation, a Delaware
                                        corporation



                                 By:
                                     ---------------------------------------
                                     Ronald R. Helm
                                     Its:     Chief Executive Officer


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